Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Maria Estrada, Secretary, Treasurer and a director of Puppy Zone Enterprises, Inc. (Principal Financial Officer and Principal Accounting Officer), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the quarterly report on Form 10-QSB of Puppy Zone Enterprises, Inc. for the interim period ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Puppy Zone Enterprises, Inc.

Dated: February 14, 2007

/s/ Marian Estrada

Maria Estrada

Secretary, Treasurer and Director

(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Puppy Zone Enterprises, Inc. and will be retained by Puppy Zone Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.